UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2010

Artio Global Investors Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34457	13-6174048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Madison Ave. New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 297-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Definitive Material Agreement.

Artio Global Investors Inc. (the “Company”) has announced a public offering of shares of its Class A common stock, the proceeds of which will be used to purchase New Class A Units of subsidiary Artio Global Holdings LLC (the “Units”) and/or repurchase shares of Class A common stock from Richard C. Pell (“Pell”), Rudolph-Riad Younes (“Younes”, and together with Pell, the “Principals”), the Richard Pell Family Trust (the “Pell Trust”) and the Rudolph-Riad Younes Family Trust (the “Younes Trust” and, together with the Pell Trust, the “GRATs”) in an amount necessary to cover taxes (calculated at a deemed tax rate) payable upon exchanges of Units for shares of Class A common stock effected by the Principals and the GRATs.

On June 2, 2010, the Company entered into a Unit Sale and Stock Repurchase Agreement (the “Agreement”) with each Principal and the GRATs. In accordance with the terms of the Agreement, the Company will purchase Units and/or repurchase shares of Class A common stock from the Principals and/or GRATs at the same price as the public offering price less the underwriting discount, in an amount sufficient to cover taxes as calculated in the Exchange Agreement, by and among the Company, the Principals and GRATs. In connection with the offering, the Company expects that each of the Principals and their respective GRATs will exchange and/or sell to the Company all but a small portion of their Units. The offering is expected to be sized to generate proceeds to cover taxes (calculated at a deemed tax rate) on all such exchanges and sales.  Following these transactions, we expect that each Principal will own approximately 5.35 million shares of Class A common stock and 600,000 Units, representing an ownership interest in the Company on a fully exchanged basis of approximately 9.9%, or together approximately 19.8% (assuming no exercise of the underwriters’ option to purchase additional shares).

This summary does not purport to be complete and is qualified by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

A registration statement relating to the securities to be sold in the Company’s expected public offering has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The information in this Current Report on Form 8-K and the exhibit filed herewith shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Copies of a prospectus, when available, may be obtained from Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
Exhibit 10.1	Unit Sale and Stock Repurchase Agreement by and among Artio Global Investors Inc., Richard C. Pell, Rudolph-Riad Younes, the Richard Pell Family Trust, and the Rudolph-Riad Younes Family Trust

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artio Global Investors Inc.

Date: June 2, 2010	By:	/s/ Adam Spilka
	Name:	Adam Spilka
	Title:	General Counsel and Corporate Secretary